As filed with the Securities and Exchange Commission on December 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST WAVE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-4993860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James Sapirstein, President, Chief Executive Officer and Chairman

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, Florida 33431

(561) 589-7020

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

John D. Hogoboom, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 2, 2022

12,500,001 Shares of Common Stock

This prospectus relates to the resale of up to 12,500,001 shares of First Wave BioPharma, Inc. (the “Company,” “we,” “our” or “us”) common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders listed in this prospectus or their permitted transferees (the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus include:

●	4,166,667 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to selling stockholders in the private placement offering (the “Private Placement”) which closed on November 22, 2022; and
●	8,333,334 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon exercise of common warrants (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) issued to selling stockholders in the Private Placement.

For additional information about the Private Placement, see “Private Placement.”

The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Common Warrant Shares are subject to stockholder approval under Nasdaq rules (the “Stockholder Approval”). The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Common Warrants have an exercise price of $0.7685 per share, will be exercisable upon Stockholder Approval and will expire five and one-half years from the initial exercise date.

We are registering the shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See Plan of Distribution on page 10 of this prospectus for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this prospectus. The Selling Stockholders may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See Plan of Distribution on page 10 of this prospectus.

Our Common Stock is currently listed on The Nasdaq Capital Market under the symbol “FWBI”. On December 1, 2022, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.8002.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2022.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “First Wave BioPharma”, “AzurRx”, “Company”, “we”, “us”, “our” or similar references mean First Wave BioPharma, Inc. and its subsidiaries on a consolidated basis. References to “First Wave BioPharma” refer to First Wave BioPharma, Inc. on an unconsolidated basis. References to “AzurRx SAS” refer to AzurRx SAS, First Wave BioPharma’s wholly-owned subsidiary through which we conduct our European operations. References to “First Wave Bio” refer to First Wave Bio, Inc., First Wave BioPharma’s wholly-owned subsidiary.

Overview

We are engaged in the research and development of targeted, non-systemic therapies for the treatment of patients with gastrointestinal (“GI”) diseases. Non-systemic therapies are non-absorbable drugs that act locally, i.e. the intestinal lumen, skin or mucosa, without reaching an individual’s systemic circulation.

We are currently focused on developing our pipeline of gut-restricted GI clinical drug candidates, including the biologic adrulipase (formerly MS1819), a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients, and niclosamide, an oral small molecule with anti-viral and anti-inflammatory properties. Our adrulipase programs are focused on the development of an oral, non-systemic, biologic capsule for the treatment of exocrine pancreatic insufficiency (“EPI”) in patients with cystic fibrosis (“CF”) and chronic pancreatitis (“CP”). The Company’s niclosamide programs leverage proprietary oral and topical formulations to address multiple GI conditions, including inflammatory bowel disease (“IBD”) indications and viral diseases.

We are developing our drug candidates for a host of GI diseases where there are significant unmet clinical needs and limited therapeutic options, resulting in painful, life threatening and discomforting consequences for patients.

Corporate Information

We were incorporated on January 30, 2014 in the State of Delaware. In June 2014, we acquired 100% of the issued and outstanding capital stock of AzurRx SAS. In September 2021, we acquired First Wave Bio through a merger transaction, and changed our name to First Wave BioPharma, Inc. Our principal executive offices are located at 777 Yamato Road, Suite 502, Boca Raton, Florida 33431. Our telephone number is (561) 589-7020. We maintain a website at www.firstwavebio.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

The Private Placement

Shares of common stock offered by the Selling Stockholders	12,500,001 shares of Common Stock consisting of:

	●	4,166.667 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants issued to the Selling Stockholders (the “Pre-Funded Warrant Shares”); and

	●	8,333,334 shares of Common Stock issuable upon the exercise of the Common Warrants issued to the Selling Stockholders (the “Common Warrant Shares” and, collectively with the Pre-Funded Warrant Shares, the “Warrant Shares”).

Stockholder Approval

The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Common Warrant Shares are subject to stockholder approval under Nasdaq rules (the “Stockholder Approval”). We intend to call a special meeting of stockholders (the “Special Meeting”) to seek the Stockholder Approval. We cannot issue Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the Common Warrants are not exercisable until the Stockholder Approval has been obtained. Pursuant to the securities purchase agreement we entered into in connection with the Private Placement, if we do not obtain the Stockholder Approval at the Special Meeting, we are obligated to call a meeting of stockholders every three months thereafter to seek the Stockholder Approval until the Stockholder Approval is obtained.

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of Common Stock covered hereby by the Selling Stockholders.

Terms of this offering	The Selling Stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “FWBI”.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock and the value of the warrants could decline, and you could lose all or part of your investment.

Risks Related to This Offering

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Following this offering, a large number of shares of Common Stock may be sold in the market, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon exercise of the Warrants will be, freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock.

Our common stock is currently listed for trading on The Nasdaq Capital Market. We must satisfy the continued listing requirements of Nasdaq, to maintain the listing of our common stock on The Nasdaq Capital Market.

As we have previously reported, on November 26, 2021, we received notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $2.5 million minimum stockholders’ equity requirement for continued listing of the Common Stock on Nasdaq, as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Rule”).

On January 10, 2022, we submitted a plan to the Staff to regain compliance with the Minimum Stockholders’ Equity Rule and on February 15, 2022, the Staff notified us that Nasdaq had granted us an extension through May 25, 2022, to regain compliance. On May 26, 2022, we received a letter from the Staff indicating that, based upon our continued non-compliance with the Minimum Stockholders’ Equity Rule, the Staff had determined to delist the Company’s securities from Nasdaq unless we timely requested a hearing before a Nasdaq Hearing Panel (the “Panel”).

Additionally, on May 16, 2022, we received notice from the Staff indicating that, based upon the closing bid price of the Common Stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). We had 180 days from May 16, 2022, or through November 14, 2022, to regain compliance with the Bid Price Rule. After receiving stockholder approval at the annual meeting of stockholders, on August 26, 2022, we effected a one-for-thirty reverse stock split of the Common Stock (the “Prior Reverse Split”). By letter dated September 12, 2022, Nasdaq advised us that we had regained compliance with the Bid Price Rule.

We timely requested a hearing before the Panel. Following the hearing, on July 11, 2022 the Panel granted our request for continued listing of our common stock (the “Extension”). The Exception is subject to a number of significant conditions that must be satisfied on or before specific deadlines set forth in the Exception, including the completion of one or more significant equity financings on terms described in the Exception. The final term of the Exception expired on November 22, 2022.

Pursuant to the Extension, we are required to provide the Panel with prompt notification of any significant events that occur including any event that may call into question our ability to satisfy the terms of the Extension or maintain compliance with the continued listing standards of The Nasdaq Capital Market.

The closing bid price of our Common Stock has been less than $1.00 and we will be deemed to be out of compliance with the Bid Price Rule as of the close of business on December 20, 2022 unless the Common Stock closes above $1.00 prior thereto. We have been advised by the Staff that, as a result of our history of non-compliance and the terms of the Extension, we must demonstrate to the Panel how we intend to come back into compliance with the Bid Price Rule. Accordingly, we intend to seek stockholder approval at the Special Meeting for the Reverse Split. are seeking stockholder approval for a reverse stock split of our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for three (1:3) to one-for-forty (1:40), at any time prior to the one-year anniversary date of the Special Meeting, with the exact ratio to be determined by our Board of Directors without further approval or authorization of our stockholders.

There can be no assurance that we will be able to satisfy the conditions set forth in the Exception on a timely basis, if at all, or that we will ultimately regain and sustain compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. In the event that we are unable to comply with the terms of the Exception, our common stock may be delisted from Nasdaq.

Additionally, in 2020, the SEC approved a previously proposed Nasdaq rule change to expedite delisting of securities with a closing bid price at or below $0.10 for 10 consecutive trading days during any bid price compliance period and that have had one or more reverse stock splits with a cumulative ratio of one for 250 or more shares over the prior two-year period. In addition, if a company falls out of compliance with the $1.00 minimum bid price after completing reverse stock splits over the immediately preceding two years that cumulatively result in a ratio one for 250 shares, the company will not be able to avail itself of any bid price compliance periods under Rule 5810(c)(3)(A), and Nasdaq will instead require the issuance of a Staff delisting determination. We could appeal the determination to a hearings panel, which could grant us a 180-day exception to remain listed if it believes we would be able to achieve and maintain compliance with the bid price requirement. Following the exception, the company would be subject to the procedures applicable to a company with recurring deficiencies (Nasdaq Rule 5815(d)(4)(B)),

If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to comply with the terms of the Exception and to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market;
●	our ability to satisfy our payment obligations in connection with the acquisition of First Wave Bio, Inc.;
●	statements regarding the impact of the COVID-19 pandemic and other geopolitical events, including the war in Ukraine and their effects on our operations, access to capital, research and development and clinical trials and potential disruption in the operations and business of third-party vendors, contract research organizations (“CROs”), contract development and manufacturing organizations (“CDMOs”), other service providers, and collaborators with whom we conduct business;
●	the availability of capital to satisfy our working capital requirements;
●	our current and future capital requirements and our ability to raise additional funds to satisfy our capital needs;
●	the integration and effects of our acquisitions, including the acquisition of First Wave Bio, Inc., and other strategic transactions;
●	the accuracy of our estimates regarding expense, future revenue and capital requirements;
●	ability to continue operating as a going concern;
●	our plans to develop and commercialize our product candidates, including the biologic adrulipase (formerly MS1819) and niclosamide;
●	our ability to initiate and complete our clinical trials and to advance our principal product candidates into additional clinical trials, including pivotal clinical trials, and successfully complete such clinical trials;
●	regulatory developments in the U.S. and foreign countries;
●	the performance of our third-party vendor(s), CROs, CDMOs and other third-party non-clinical and clinical development collaborators and regulatory service providers
●	our ability to obtain and maintain intellectual property protection for our core assets;
●	the size of the potential markets for our product candidates and our ability to serve those markets;
●	the rate and degree of market acceptance of our product candidates for any indication once approved;
●	the success of competing products and product candidates in development by others that are or become available for the indications that we are pursuing;
●	the loss of key scientific, clinical and nonclinical development, and/or management personnel, internally or from one of our third-party collaborators; and
●	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

PRIVATE PLACEMENT

On November 22, 2022, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), we closed the Private Placement in which we issued an aggregate of (i) Pre-Funded Warrants to purchase up to an aggregate of 4,166,667 shares, and (ii) Common Warrants to purchase up to an aggregate of 8,333,334 shares of Common Stock at a purchase price of $0.5999 per Pre-Funded Warrant and accompanying Common Warrant.

The issuance of the Pre-Funded Warrant Shares in excess of 19.99% of the shares of Common Stock outstanding prior to the Private Placement and the issuance of the Common Warrant Shares are subject to the Stockholder Approval. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance (subject to the limitation described above) and will expire when exercised in full. The Common Warrants have an exercise price of $0.7685 per share, will be exercisable upon Stockholder Approval and will expire five and one-half years from the initial exercise date. We received gross proceeds of approximately $2.5 million from the Private Placement, before deducting the fees owed to the placement agent and other Private Placement expenses. We intend to use the net proceeds from the Private Placement for working capital purposes.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Private Placement, the Company agreed to pay the Placement Agent a cash fee of approximately $175,000 (equal to 7.0% of the aggregate gross proceeds raised in the Private Placement) and payment of certain expenses and legal fees.

In connection with the Private Placement, on November 20, 2022, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which we are required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Warrant Shares on or before December 5, 2022 and to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC by January 4, 2023.

Also in connection with the Private Placement, we entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Purchaser pursuant to which we agreed to amend the Purchaser’s existing warrants to purchase up to 3,736,990 shares of Common Stock at a weighted average exercise price of $4.21 per share (the “Existing Warrants”), in consideration for such Purchaser’s purchase of $2.5 million of securities in the Private Placement (the “Purchase Commitment”), to (i) lower the exercise price of the Existing Warrants to $0.7685 per share and (ii) extend the termination date of the Existing Warrants until the five and one-half year anniversary of the Stockholder Approval (the “Warrant Amendment”). The Warrant Amendment will be effective upon the date of the Stockholder Approval.

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 12,500,001 shares of our Common Stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our common stock other than through a public sale.

The Selling Stockholders may sell some, all or none of its shares. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholders and the shares that they may offer and sell from time to time under this prospectus. The number of shares common stock beneficially owned by the Selling Stockholders is determined under rules promulgated by the SEC. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

	Shares Beneficially Owned Prior to Private		Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Private Placement(3)
Name of Selling Stockholder	Placement(1)(2)(3)		Prospectus	Number(3)	Percent(4)
Armistice Capital Master Fund Ltd. (5)	289,653	(6)	12,500,001	289,653	4.9%

(1)	Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of December 1, 2022. For purposes of preparing this table, we have assumed that the Stockholder Approval is obtained.

(2)	Based upon the internal books and records of the Company.

(3)	Includes shares of Common Stock which are not being offered pursuant to this prospectus.

(4)	All percentage calculations are based on 5,804,671 shares of Common Stock outstanding as of December 1, 2022 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
(5)	These securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interests therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(6)	Excludes 3,447,337 shares of Common Stock issuable upon the exercise of warrants, which are not exercisable within 60 days of December 1, 2022 by virtue of the beneficial ownership limitation described below. The number of shares of Common Stock into which the warrants are convertible is limited to that number of shares of Common Stock which would result in the stockholder, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total and outstanding shares of Common Stock.

Issuances of our Common Stock to the Selling Stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholders identified herein.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “FWBI”.

DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Charter and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A, filed with the SEC on May 10, 2022, and the Certificate of Designations and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

General

Our authorized capital stock consists of:

●	50,000,000 shares of common stock, par value $0.0001 per share; and

●	10,000,000 shares of preferred stock, par value $0.0001.

As of December 1, 2022, there were 50,000,000 shares of Common Stock authorized, and 10,000,000 shares of preferred stock authorized, of which a series of 5,194.81 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), a series of 75,000 shares of Series C 9.00% Convertible Junior Preferred Stock (the “Series C Preferred Stock”), a series of 150 shares of Series D Preferred Stock, a series of 150 shares of Series E Preferred Stock and a series of 7,000 shares of Series F Preferred Stock have been designated.

As of December 1, 2022, there were 5,804,671 shares of Common Stock issued and outstanding, approximately 550.17 shares of Series B Preferred Stock issued and outstanding, 0 shares of Series C Preferred Stock issued and outstanding. 0 shares of Series D Preferred Stock issued and outstanding, 0 shares of Series E Preferred Stock issued and outstanding and 0 shares of Series F Preferred Stock issued and outstanding.

The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended (the “Charter”), and our bylaws, as amended and restated (the “Bylaws”), both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent pursuant to written consent). Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Our Charter and Bylaws do not provide for cumulative voting rights.

Holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock.

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Co., Inc., 7840 S. 700 E., Sandy, Utah 84070, Tel: (801) 355-5740.

Preferred Stock

We currently have up to 10,000,000 shares of preferred stock, par value $0.0001 per share, authorized and available for issuance in one or more series. Our board of directors is authorized to divide the preferred stock into any number of series, fix the designation and number of each such series, and determine or change the designation, relative rights, preferences, and limitations of any series of preferred stock. The board of may increase or decrease the number of shares initially fixed for any series, but no decrease may reduce the number below the shares then outstanding and duly reserved for issuance. As of December 1, 2022, approximately 5,194.81 shares were designated as Series B Preferred Stock, of which approximately 550.17 shares were issued and outstanding, 75,000 shares were designated as Series C Preferred Stock, of which none were issued and outstanding, 150 shares were designated as Series D Preferred Stock, of which none were issued and outstanding, 150 shares were designated as Series E Preferred Stock, of which none were issued and outstanding and 7,000 shares were designed as Series F Preferred Stock, of which none were issued and outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and of Our Charter and Bylaws

Certain provisions of Delaware law, our Charter and Bylaws discussed below may have the effect of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt. These provisions are expected to encourage persons seeking to acquire control of our company to first negotiate with our Board of Directors. We believe that the benefits of increasing our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law.

We are subject to Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

●	at or subsequent to the date of the transaction, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

●	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Charter and Bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Charter and Bylaws.

Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Stockholder Action by Written Consent

Our Bylaws provide that our stockholders may take action by written consent or electronic transmission, setting forth the action so taken, signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting for such purpose.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our Charter. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Mazars USA LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2021 and 2020 audited annual consolidated financial statements of First Wave BioPharma, Inc. (formerly known as AzurRx BioPharma, Inc.), as of and for the years ended December 31, 2021 and 2020, have been audited by Mazars USA LLP, independent registered public accounting firm. The audit report dated March 31, 2022 for the 2021 audited annual consolidated financial statements includes an explanatory paragraph which states that certain circumstances raise substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www. firstwavebio.com/investors/regulatory-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, as amended by Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2021, filed on May 10, 2022.

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2022 filed on May 23, 2022, for the period ended June 30, 2022, filed on August 15, 2022 and for the period ended September 30, 2022 filed on November 14, 2022.

●	our Current Reports on Form 8-K, filed on January 14, 2022, February 7, 2022, February 17, 2022, March 1, 2022, April 6, 2022, April 29, 2022, May 3, 2022, May 5, 2022, May 13, 2022, May 16, 2022, May 27, 2022, May 27, 2022, June 17, 2022, July 7, 2022, July 7, 2022, July 15, 2022, July 18, 2022, July 29, 2022, August 25, 2022, October 12, 2022. November 22, 2022, November 28, 2022 and December 2, 2022 (other than any portions thereof deemed furnished and not filed);

●	our definitive proxy statement on Schedule 14A, filed on July 25, 2022; and

●	the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on August 8, 2016, as supplemented and updated by the description of our capital stock set forth in Exhibit 4.19 of our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022, including any amendment or reports filed for the purposes of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

12,500,001 Shares of Common Stock

PROSPECTUS

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$1,133
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar fees and expenses	2,000
Miscellaneous Expenses	2,724
Total expenses	$35,857

Item 15.	Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to our bylaws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 filed with the SEC on September 14, 2022).
3.2	Amended and Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-3 filed with the SEC on July 28, 2022).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No 1. to Registration Statement on Form S-1, filed July 29, 2016).
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K filed with the SEC on November 22, 2022).
4.3	Form of Warrant (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed with the SEC on November 22, 2022).
5.1*	Opinion of Lowenstein Sandler LLP (filed herewith).
4.4	Form of Warrant Amendment Agreement (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on November 22, 2022).
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on November 22, 2022).
23.2*	Consent of Independent Registered Public Accounting Firm - Mazars USA LLP (filed herewith).
24.1*	Power of Attorney (included in the signature page)
107*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the registrant is relying on Rule 430B:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(d)	Any other communication that is an offer in the offering made by a registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, Florida on this 2nd day of December, 2022.

FIRST WAVE BIOPHARMA, INC.

By:	/s/ James Sapirstein
	Name:	James Sapirstein
	Title:	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Sapirstein and Sarah Romano, and each of them, each with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Sapirstein	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 2, 2022
James Sapirstein

/s/ Sarah Romano	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 2, 2022
Sarah Romano

/s/ Edward J. Borkowski	Director	December 2, 2022
Edward J. Borkowski

/s/ Charles Casamento	Director	December 2, 2022
Charles Casamento

/s/ Terry Coelho	Director	December 2, 2022
Terry Coelho

/s/ David Hoffman	Director	December 2, 2022
David Hoffman

/s/ Alastair Riddell	Director	December 2, 2022
Alastair Riddell